UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEWMARKET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online

Go to www.envisionreports.com/NEU or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 28, 2022.

Shareholder Meeting Notice and Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

NewMarket Corporation Annual Meeting of Shareholders to be Held on April 28, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/NEU.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 18, 2022 to facilitate timely delivery.

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Shareholder Meeting Notice and Admission Ticket

NewMarket Corporation’s Annual Meeting of Shareholders will be held on April 28, 2022 at The Foundry Building, 500 Tredegar St., Richmond, VA at 10:00 a.m. Eastern Daylight Time. Directions to the annual meeting can be found in the proxy statement.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3.

1.	Election of Directors.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2022.

3.	Approval, on an advisory basis, of the compensation of the named executive officers of NewMarket Corporation.

4.	In their discretion, the Proxyholders are authorized to vote upon such other business and matters as may properly come before the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Admission Ticket

(If you plan to attend the Annual Meeting, bring this Admission Ticket with you)

NewMarket Corporation Annual Meeting of Shareholders

Thursday, April 28, 2022 at 10:00 A.M.

The Foundry Building

500 Tredegar St.

Richmond, VA 23219

Instructions regarding how to attend the Annual Meeting can be found in the proxy statement.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet – Go to www.envisionreports.com/NEU. Click Cast Your Vote or Request Materials.

– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials NewMarket Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 18, 2022.